SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)    June 11, 1996
                                                -----------------------

                       INTERNATIONAL FAST FOOD CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



      Florida                           0-20203                    65-0302338
- --------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File        (IRS Employer
 or incorporation)                      Number)              Identification No.)



            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 531-5800
                                                  --------------------------



                 -----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events
            ------------

            On June 10, 1996, Mitchell Rubinson, the Chairman of the Board, Chief Executive Officer and President of International Fast Food Corporation (the "Company") and his wife, Edda Rubinson, subscribed for 2,200,000 shares of the Company's common stock for an aggregate purchase price of one hundred ten thousand dollars ($110,000.00). As a result of such transaction, Mr. Rubinson and his wife beneficially own 3,650,000 shares of the Company's common stock or 57.71% of the outstanding shares of common stock.

            The Company used the proceeds from the sale of the shares to permit the Company to make the semi-annual interest payment on its 9% subordinated convertible debentures.

            On June 15, 1996, the Company accrued but did not pay the June 15 dividend payments on the shares of its series A 6% Convertible Preferred Stock. As of such date there were 43,560 shares of Preferred Stock issued and outstanding.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (c)      Exhibits.

            99. Subscription Agreement between International Fast Food Corporation and Mitchell and Edda Rubinson.



                                        2

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTERNATIONAL FAST FOOD CORPORATION


                                           By:      /s/ Mitchell Rubinson
                                                    ------------------------
                                                    MITCHELL RUBINSON
                                                    President


DATED:  June 24, 1996


































                                        3